As filed with the Securities and Exchange Commission on June 25, 1996.
File No.
==============================================================================
                                   UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549
                     ----------------------------------------
                            FORM S-3 REGISTRATION STATEMENT
                           UNDER THE SECURITIES ACT OF 1933

                                    MEDMARCO, INC.
                (Exact name of registrant as specified in its charter)

            Utah                                          48-1092064
(State or other jurisdiction                      (IRS Employer Identification
       of incorporation)                                     Number)

       215 South State Street, Salt Lake City, Utah 84111   (801) 532-7525
- ------------------------------------------------------------------------------
     (Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

                      ---------------------------------------

                 William V. Trowbridge, Chief Financial Officer
                       215 South State Street, Suite 535
                          Salt Lake City, Utah  84111
                                (801) 538-2424
- ------------------------------------------------------------------------------
             (Name, address, including zip code, and telephone number,
                    including area code, of agent for service)

                    ------------------------------------------

                         Copies of all communications to:
                                 Kevin R. Pinegar
                       Durham, Evans, Jones & Pinegar, P.C.
                          50 South Main Street, Suite 850
                            Salt Lake City, Utah  84144

==============================================================================

Approximate date of commencement of proposed sale to the public: As soon as possible after the Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            CALCULATION OF REGISTRATION FEE

Title of Each        Amount to be     Proposed           Proposed       Amount
Class of             Registered       Maximum            Maximum        of
Securities to be                      Offering Price     Aggregate      Registration
Registered                            Per Share*         Price*         Fee
- ------------------   ---------------  -----------------  -------------  --------------

Common Stock         303,000 Shares   $  1.65            $  499,950       -
$.001 Par Value
Common Stock         500,000 Shares      1.75               875,000       -
$.001 Par Value
- ------------------   ---------------  -----------------  -------------  --------------
Total                803,000 Shares        -             $1,374,950     $ 474.12

* Estimated solely for purposes of calculating the registration fee under Rule 457(h)(1).

       The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

PROSPECTUS                                               SUBJECT TO COMPLETION

                                MEDMARCO, INC.
                             (a Utah corporation)

                        803,000 Shares of Common Stock
                               $.001 Par Value
                       -------------------------------

       The shares (the "Shares") include shares held by the selling shareholders or are otherwise issuable by Medmarco, Inc. (the "Company" or "Medmarco") to the selling shareholders upon exercise of certain warrants issued by the Company (the "Warrants") and held by the Selling Shareholders. The Shares have been registered for resale to the public, in the case of the Shares issuable upon exercise of the Warrants, following their issuance to the Selling Shareholders, by the holders of the Shares (the "Selling Shareholders"). See "SELLING SECURITY HOLDERS." The form of the option and warrant agreements pursuant to which the Shares are to be issued and certain other documents are incorporated in and made a part of this Prospectus by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

       The estimated expenses of the registration of the Shares, including accounting and legal fees, total approximately $22,000 and will be paid by the Company. No commissions or fees will be paid by the Company in connection with the issue of Shares to the Selling Shareholders upon exercise of their Warrants. Selling Shareholders will pay all commissions on resale of the Shares and will bear their individual selling expenses. See "PLAN OF DISTRIBUTION." The common stock of the Company is included in the National Association of Securities Dealers Automated Quotation system ("Nasdaq") "SmallCap Stock Market" under the symbol MDMC. The Shares will be offered for resale by the Selling Shareholders at prices approximating the market price as reported by Nasdaq at the time of sale. See "SELLING SECURITY HOLDERS."

                                                                 Proceeds to Company (3)
                                                                 Discounts and
              Price to Public (1)      Underwriting (2)          Commissions
             ----------------------   ------------------        ------------------------
Per Share     $       1.00             $       .00               $    .00
Total         $ 803,000.00             $       .00               $    .00


              (1) The price at which the Selling Shareholders sell the Shares will vary based on the market for such Shares. For purposes of this table, the average of the high and low market price of the Company's common stock on June 12, 1996 has been used.

              (2) Commissions or other costs of sale will be the sole responsibility of the Selling Shareholders and may vary.

              (3) None of the proceeds from the sale of the Shares by the Selling Shareholders will be received by or are payable to the Company. All proceeds, net of commissions and other expenses payable by the Selling Shareholders in connection with such sale will be received by the Selling Shareholders. The Company will receive payment for those Shares issued to the Selling Shareholders upon exercise of their warrants.


THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS". THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is June 25, 1996.


NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED HEREIN. ANY INFORMATION OR REPRESENTATIONS NOT HEREIN CONTAINED, IF GIVEN OR MADE, MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION WITH RESPECT TO THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATIONS THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES.

                           AVAILABLE INFORMATION

       The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and has registered its securities pursuant to Section 12(g) of that Act (Commission File No. 1-11534). In accordance therewith, the Company files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and the Commission's Regional Offices in New York (Jacob Javits Building, 26 Federal Plaza, New York, New York 10278), Los Angeles (5757 Wilshire Boulevard, Suite 500 East, Los Angeles, California 90036-3648), and Chicago (219 South Dearborn Street, Room 1204, Chicago, Illinois 60604). Copies of such material can be obtained by written request to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, at prescribed rates.

                          INCORPORATION BY REFERENCE

       This prospectus incorporates documents by reference which are not presented herein or delivered herewith. These documents (not including exhibits thereto unless such exhibits are specifically incorporated by reference into such information incorporated into this Prospectus) are available without charge to each person, including any beneficial owner, to whom a Prospectus is delivered, upon written or oral request of such person directed to William V. Trowbridge, Chief Financial Officer, Medmarco, Inc., 215 South State Street, Suite 535, Salt Lake City, Utah 84111, telephone (801) 532-7525. See "Incorporation of Certain Documents by Reference."

                              PROSPECTUS SUMMARY

       The following summary is qualified in its entirety by the more detailed information and the financial statements appearing elsewhere in the Prospectus and/or incorporated herein by reference.

       See "RISK FACTORS" for reasons an investment in the shares offered hereby involves significant risks.

The Company

       Medmarco, Inc. (hereinafter the "Company") was incorporated under the laws of the State of Georgia on May 1, 1990 under the name "M.M. Associates, Inc." The name of the Company was changed in February 1992 to Medmarco, Inc. The Company was re-domesticated as a Utah corporation in September 1995. The Company has four wholly-owned subsidiaries (the "Subsidiaries"): Medmart of Nevada, Inc., a Nevada corporation ("Medmart"), Oxycare, Inc., an Arizona corporation ("Oxycare"), Dignicare, Inc., a Nevada corporation ("Dignicare"), and Health Industries, Inc., an Arizona corporation ("HII"). The Company also owns a 50% interest in Total HME of Southern Nevada LLC, a Utah limited liability company. The Subsidiaries are engaged in providing home medical, respiratory and infusion therapy and treatments, operating retail and closed door pharmacies, and renting and selling durable medical equipment ("DME") and medical supplies to patients in Arizona, Nevada and Utah. The Subsidiaries market their products and services to patients for treatment in private homes, extended care facilities and subacute hospitals. The Subsidiaries also sell pharmaceutical and medical supplies, and provide EKG services, pharmacy consultation and home nursing visits. Their referral base includes unaffiliated primary care practitioners, as well as hospitals, long-term care companies, third-party payers, managed care groups and utilization review specialists. The Subsidiaries use a sterile mixing room for compounding solutions for infusion therapy used in homes, extended care facilities, and other treatment settings.

       The principal executive offices of the Company are located at 215 South State Street, Suite 535, Salt Lake City, Utah 84111, and its telephone number is (801) 532-7525. See "THE COMPANY."

Authorized Capital Stock

       The Company is authorized to issue 50,000,000 Shares, divided into 30,000,000 shares of common stock and 20,000,000 shares of preferred stock. As of June 12, 1996, the Company had 3,903,909 shares of common stock issued and outstanding. Assuming the exercise of all of the warrants pursuant to which the Shares covered by the registration statement of which this Prospectus forms a part, the Company would have 4,431,909 shares of common stock issued and outstanding. There are no shares of preferred stock issued or outstanding. See "RISK FACTORS."

                                 RISK FACTORS

       The Company and its business are subject to a number of significant risks, among which are the following:

       Reimbursement and Cost Containment Policies. A substantial portion of the revenues of the Company are derived from reimbursement by third-party payers, including Medicare and Medicaid, private insurance and self-funded employer groups. These payers have implemented, from time to time, and may be expected in the future to implement cost containment measures in an effort to reduce the expense of health care for their insureds.
Such measures include establishment of rate schedules and limitations on amounts reimbursed by the insurers and restrictions on the types of therapies, medications and illnesses covered by their insurance or benefit plans. Such policies may adversely affect the business of the Company by reducing or limiting the amounts it may charge for its services and products. The home health care industry generally provides patient treatments and therapies at lower costs to third-party payers than comparable hospital care providers. As a result, home health care providers and suppliers such as the Company have benefited from cost containment policies which are intended to encourage the use of home health treatment and care. While the Company believes that the trend in health care reform is toward increasing home health care and managed care programs, the need to reduce health care expense in general may lead to additional limitations on reimbursement levels and cost containment policies affecting the home health care industry. Such limitations, changes in reimbursement levels and other cost containment measures could have a material adverse effect on the Company's business and profitability.

       Regulation and Reimbursement. The federal government and most states regulate various aspects of the home medical care, pharmacy, DME and health care industry. In particular, the business of the Company is subject to laws governing pharmacies and standards relating to the provision of services to and obtaining reimbursement of services and equipment expenses for, Medicare and Medicaid patients. In addition, the failure to obtain or renew any required regulatory approvals, licenses or certificates may have a material adverse effect on the continued expansion of the Company and its profitability. It is possible that changes in the law or new interpretations of existing laws may have an adverse effect on permissible activities, the cost of doing business, and the amount of reimbursement by government and private third party payers. Changes in federal and state laws regulating coverage and permissible reimbursement rates are frequently considered. The Company cannot predict whether new or proposed legislation will be enacted and there can be no assurance that federal or state governments will not in the future impose additional restrictions on part or all of the Company's business or its intended business which might adversely affect such business.

       Product Liability and Malpractice Liability; Insurance. Providers in the health care industry, including those operating in the same segments as the Company, are from time to time subject to lawsuits alleging malpractice, product liability or related legal theories, which have become an increasingly frequent risk of doing business for physicians, hospitals, and other medical care providers. The manufacturers and distributors of products such as DME owned or leased by the Company would be partly, if not fully, responsible for any claims alleging defects in their products. Although no such claims have been brought in the past or are currently pending against the Company, there can be no assurance that such claims may not be raised in the future. The Company attributes the absence of such claims to its on-going quality control, continuing education and employee training policies and practices intended to reduce the risk of such claims. Although the Company currently maintains liability insurance intended to cover such claims, the coverage provided by such policies in a particular case is subject to acceptance of the claim relating to such occurrence by the insurance carrier. There can be no assurance that a particular claim, if asserted, would be covered by the existing policies of insurance, neither can there be any assurance that the coverage limits of the policies now maintained by the Company will be adequate, that the Company will, in the future, be able to continue to maintain or obtain such insurance or that such insurance will be available to the Company in the future at costs which are acceptable to the Company or within its ability to afford such coverage. A successful claim against the Company in excess of any policy limits could have a material adverse effect upon the business of the Company and upon its financial condition. The assertion of such claims, regardless of their merit or eventual outcome also may have a material adverse effect on the Company and its business reputation and performance.

       Risks of Retail Business Generally. The Company is engaged in the retail sale of pharmaceuticals and the sale and leasing of equipment and related services. The Company's business is subject to the general risks inherent in the development, ownership, and operation of retail, rental and service operators. Such risks include, without limitation, uncertainty of revenues and cash flow to meet fixed obligations, changes in national and local economic conditions, changes in neighborhood characteristics and demographics, possible unavailability of bank financing, refinancing and floor planning finance for funding business operations and expansion, increases in property tax rates and other operating expenses, changes in applicable laws regulating the business or the use of the Company's products (including, but not limited to, changes in reimbursement policies and practices for Medicare, Medicaid, and private insurance companies), uninsured losses and other factors which may be outside the control of the Company, and the risk of being unable to hire or retain experienced and effective sales and other employees.

       Competition. The segments of the health care industry in which the Company operates, including respiratory therapy, infusion therapy and DME, are highly competitive and the market is divided among a large number of providers. Many of the Company's competitors have or may obtain significantly greater financial and marketing strength and resources than the Company. There can be no assurance that the Company will not encounter increased competition in the future, which could have a material adverse effect on the ability of the Company to successfully market its products and services.

       Dividend Policy. The Company has never declared or paid any cash dividends on its Shares and does not anticipate paying cash dividends in the foreseeable future. The payment of dividends to holders of Common Stock may be subject to preferences granted in the future by the Board of Directors to holders of the Company's Preferred Stock.

       Potential Depressive Effect of Sales of Shares by Present Stockholders. As of the date hereof, approximately 2,000,000 Shares of the Company's Shares currently outstanding are "restricted securities" as that term is defined by Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and may be sold to the public in accordance with the provisions of such Rule. The possibility of such sales may have a depressive effect on the market price.

       Possible De-listing of Common Stock. The Company's Common Stock is quoted on the NASDAQ Small Cap Stock Market. To maintain its "listing" on this market, the Company must meet certain qualifications, including, among others, a minimum stock price of $1.00 per share. In recent months since January 1996, the price per share as quoted on the NASDAQ Small Cap Stock Market has on occasion dropped below $1.00. If the minimum price is not maintained, the Company's shares could be de-listed and de-listing could have a materially adverse effect on the market for and price of the Company's securities.

       Underwriter's Warrants. Upon successful completion of its initial public offering, the Company granted to its Underwriter warrants to purchase 167,000 units offered in such offering (the "Underwriter's Warrants"). The Underwriter's Warrants are exercisable for a four-year period ending December 7, 1998 at a price equal to $6.75 per unit, each unit consisting of one share of common stock and two warrants to purchase one share of common stock each. To the extent the Underwriter's Warrants are exercised, they may have a dilutive effect on the stockholders' interests. The exercise of the Underwriter's Warrants is likely to occur at a time when the Company could receive funds from the sale of its Shares to the public at higher prices.

       Risks Inherent in Company's Growth Strategy. The Company may continue to grow and diversify through expanding current operations or by acquiring existing operations. This growth strategy entails the risks inherent in assessing the value, strengths and weaknesses of acquisition candidates, in integrating and managing the operations of acquired companies and in identifying suitable locations for additional branch facilities. The Company's growth may place significant demands on the Company's financial and management resources. There can be no assurance that the Company will be able to implement its growth strategy or that such strategy will ultimately prove successful.

       Risk of Substantial Dilution by Future Issuance of Shares in Acquisitions. The Company intends to use its common stock to finance the acquisition of other companies in the health care industry. In such transactions, a substantial part of the purchase price may be paid using such securities. The issuance by the Company of its equity securities, including common stock or securities convertible into common stock, in such large amounts will result in immediate and substantial dilution to the existing stockholders of the Company.

       Recent Net Losses. The Company realized significant net losses in fiscal 1995 and 1994. Although the Company has experienced limited revenue growth in recent years, due primarily to its acquisitions, it has incurred substantial operating expenses due to the financial condition of those acquired companies and the expenses associated with acquiring them. In addition, at December 31, 1995, the Company was not in compliance with certain covenants in a working capital credit agreement, and the lender had not waived its rights to seek remedies under the provisions of the agreement. The Company's continued existence is dependent upon its ability to achieve its 1996 operating plan, which includes cost reductions and discontinuance or disposition of unprofitable business lines. Based on these conditions, the Company's auditors stated that they raise substantial doubt about the Company's ability to continue as a going concern. During late 1995 and early 1996, the Company undertook steps to lower operating losses by refocusing existing subsidiaries on profitable activities, disposing of or selling unprofitable operating units, eliminating unnecessary and duplicative administrative costs and identifying profitable acquisition targets. There can be no assurance that growth will continue or that net losses will not be incurred in future operating periods.

       Limited Market for the Common Stock. The Company's common stock has been traded on the Nasdaq SmallCap Stock Market since January 1994.
Because relatively few shares of common stock are held by persons unaffiliated with the Company, market quotations for the Company's shares and the price per share paid by investors should not be considered to reflect the quotations that might exist if more shares were owned by persons not affiliated with the Company. The market for the Company's common stock has been limited.

       Volatility of Stock Prices. The stock market has from time to time experienced significant price and volume fluctuations that may be unrelated to the operating performance of particular companies. In addition, the market price of the Company's common stock, like the stock prices of many publicly traded home health care companies, has been and may continue to be highly volatile. Announcements of innovations or new products or services by the Company or its competitors, developments or disputes concerning proprietary rights, publicity regarding actual or potential medical results relating to products under development by the Company or its competitors, regulatory developments in both the U.S. and foreign countries and economic and other external factors, as well as period-to-period fluctuations in financial results, may have a significant impact on the market price of the common stock.

       Anti-Takeover Protection. The Utah Control Shares Act (the "Control Shares Act") provides that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Utah corporation is denied voting rights with respect to the acquired shares, unless a majority of the disinterested shareholders of the corporation elects to restore such voting rights. The provisions of the Control Shares Act may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of the Company's shareholders.

                                USE OF PROCEEDS

       The Shares are held by or will be issued to the Selling Shareholders upon exercise of Warrants held by them. They may then be re-sold hereunder by the Selling Shareholders at prices approximating the market price of such securities on the date of re-sale. All net proceeds (after payment by the Selling Shareholders of the costs, including commissions, payable in connection with the sale of the Shares) from the sale of the Shares will be paid to the Selling Shareholders and no proceeds will be paid to the Company. Any funds received by the Company upon exercise of warrants held by Selling Shareholders will be used for working capital.

                            SELLING SECURITY HOLDERS

       The Shares offered pursuant to this Prospectus are held by or issuable to the Selling Shareholders identified below and will be held for resale by the Selling Shareholders. A total of 803,000 Shares have been registered and may be offered by the Selling Shareholders on a delayed or continuous basis. 500,000 of such Shares were issued or, upon exercise of certain Warrants, will be issued to the Selling Shareholders, in connection with the acquisition of Oxycare, Inc., an Arizona corporation ("Oxycare") by the Company in December 1995. 303,000 of such Shares are issuable upon exercise of certain Warrants (the "Bridge Warrants") acquired by accredited investors prior to the Company's initial public offering. The following table sets forth the number of Shares held for resale hereunder by the Selling Shareholders, assuming exercise of all the Warrants held by these Selling Shareholders:

"Oxycare" Warrants

              Name                                Shares Held for Resale

Robert S. Abbate                                         237,500
10450 E. Terra
Scottsdale, Arizona 85258

Lawrence N. Pellerito                                    237,500
3101 W. Thomas #107
Phoenix, Arizona 85009

Alan N. Gagleard                                          25,000
One McCormick Place
9735 North 90th Place
Suite 140
Scottsdale, Arizona  85258


       Messrs. Abbate and Pellerito were formerly the sole shareholders, officers and directors of Oxycare, Inc., an Arizona corporation ("Oxycare") acquired by the Company in December 1995. Prior to the acquisition of Oxycare by the Company, neither Mr. Abbate nor Mr. Pellerito had any affiliation with the Company. Both gentlemen agreed to provide consulting services to the Company over a six month period. Mr. Gagleard is the attorney for Messrs. Abbate and Pellerito and received Warrants to purchase 25,000 shares as part of the transaction in which Oxycare was acquired by the Company. Mr. Gagleard has not had any prior relationship with the Company.

Bridge Warrants

       From March through October 1993, the Company issued the Bridge Warrants in connection with debt financing used to pay certain expenses including expenses associated with the initial public offering. Each Bridge Warrant entitles the holder to purchase Shares of the Company's common stock at a price of $1.65 per Share. An aggregate of 303,000 Shares are issued under the Bridge Warrants and may be sold by the Selling Shareholders under this prospectus. The Selling Shareholders holding Bridge Warrants are:


                                                          Shares Subject
                                                             to Warrants

New Era Funding Corp.                                        15,000
Attn: Stephan S. Buckley
Suite 1300, 150 N. Martindale Dr.
Schaumberg, IL  60173

Lyle P. Reigel                                                7,500
2515 W. Prospect Ave.
Appleton, WI  54915

Robert M. and Lillian O'Dell                                 15,000
5505 Amethyst St.
Alto Loma, CA  91737

Brent Hurt                                                   15,000
211 East Ohio #2112
Chicago, IL  60611

Noel C. Lindenmuth                                           15,000
300 Boardwalk Pl.
Park Ridge, IL  60068

Fred Stummer                                                 15,000
6244 North Kirkwood
Chicago, IL  60173

Ruby Knipker                                                  7,500
Route 2, Box 665
Excelsior Spring, MO

J.R. Fitzgerald                                               3,750
3504 Van Winkle
Amarillo, TX  79121

John D. O'Brien                                               7,500
4706 NW 83rd Terrace
Kansas City, MO  64151

Dennis Greenway                                               7,500
5104 NW 81st Terrace                                          7,500
Kansas City, MO  64151

Scott Brunner                                                11,250
150 N. Wacker Dr.
Suite 1700
Chicago, IL  60606

Stephen Buchley                                               7,500
Clark Consulting Corp.
110 No. Hewes
Barrington, IL  60010

Karl Berger                                                   3,750
P.O. Box 627
Joliet, IL  60434

Marvin and Mindy Simon                                        3,750
State Road #55
R.R. #1 Box 30B
Fair Oaks, IN  47943

Richard Garland                                               3,750
5N 230 Oak Road
St. Charles, IL  80175

David Mathis                                                 15,000
340 Persimmon Dr.
St. Charles, IL  60174

Michael Minton                                               10,500
1020 N. Blackburn
Inverness, IL  60067

Kelly McCarthy                                                3,750
H.C.R. 77 Box 349
Sunrise Beach, MO  65079

Richard James                                                 3,750
5237 London Ave.
Alta Loma, CA  91737

Marvyn Lubek                                                 15,000
41 Nevada Ave.
North York, Ontario  MZM3N
Canada

Donald J. Drum                                               15,000
101 E. Genesee St.
Skaneateles, NY  13152

Dennis Rood                                                   3,750
22810 Capehart Rd.
Gretna, Nebraska  68028

Thomas Pierson                                                3,750
1618 Pennsylvania St.
Denver, CO  80203

Diane Grasmick                                                7,500
1414 E. Pershing
Riverton, WY  82501

M.B.M. Young                                                  7,500
1693 E. Cedar Ave.
Denver, CO  80209

Christopher C. Dee                                            3,750
575 Meadowwood Dr.
Lake Forest, IL  60045

Steven Harrington                                             1,875
1130 N. Dearborn, Apt. 1802
Chicago, IL  60610

James Herman                                                  1,875
1332 Dartmouth Rd.
Flassmoor, IL  60422

Darren Perman                                                22,500
34503 Golden Lantern
Dana Point, CA  92679

Jerry Perman                                                 15,000
28870 Grayfox St.
Malibu, CA  90265

D. Scott Bryan                                                3,750
2967 W. Centennial Dr. M303
Littleton, CO  80123

Vinnie D. Abate                                               3,750
4 Roseview
Woodbridge, CT  06525

Frank Morelli, III                                            3,750
412 Loma Drive
Florence, CO  81226

Scott Garland                                                 3,750
5N 230 Oak Road
St. Charles, IL  60175

Charles Segal                                                 3,750
1835 S. Sherman
Denver, CO  80210

Charles Brunner                                               7,500
7 Shenandoah Lane
Hawthorne Woods, IL  60047

                             PLAN OF DISTRIBUTION

       500,000 of the Shares offered hereunder were delivered to certain of the Selling Shareholders in connection with the purchase and sale of their shares of the common stock of Oxycare. The remaining 303,000 Shares are issuable to the Bridge Warrant holders, as described above. No broker or dealer participated in the transfer of the shares in these exchanges.
Upon issuance of all of the Shares to the Selling Shareholders and once the registration statement of which this Prospectus forms a part has been declared effective by the Securities and Exchange Commission and thereafter so long as the registration statement shall continue effective, the Selling Shareholders may offer and sell the Shares at such times and in such amounts as they may respectively determine in their sole discretion. Sales of Shares by the Selling Shareholders will result in a corresponding decrease in their respective percentage ownership of the Company's securities. Offers and sales may be made into United States markets through broker-dealers or otherwise as permitted by law. Offers and sales may also be made into markets outside the United States. Generally speaking, investors acquiring shares pursuant to this registration acquire such shares without restriction on resale.

                  MATERIAL CHANGES IN THE COMPANY'S AFFAIRS

       Since the end of the Company's last fiscal year (December 31, 1995), there have been no material changes in the business and affairs of the Company for which financial statements were included in the latest annual report to security holders and which have not previously been included in a report on Form 10-QSB or Form 8-K filed under the Exchange Act.

              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

       The following documents, all of which were previously filed with the Securities and Exchange Commission, are hereby incorporated by reference in this Prospectus:

              1. The Company's Annual Report on Form 10-KSB for the year ended December 31, 1995 (Commission File No. 1-11534);

              2. The Company's Quarterly Report on Form 10-QSB for the period ended March 31, 1996;

              3. Current Report on Form 8-K dated December 19, 1995, as supplemented and amended;

              4. The description of the Company's common stock as contained in the Registration Statement filed under Section 12(b) of the Securities Exchange Act on Form 8-A (Registration No. 1-11952).

              5. Proxy Statement for Special Meeting of Shareholders, September 8, 1995.

       All documents filed by the Company subsequent to the date of this Prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 so long as the registration statement of which this Prospectus is a part shall remain effective shall be deemed incorporated by reference in this Prospectus and to be a part hereof from the date of filing of those documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that such statement is modified or replaced by a statement contained in this Prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference into this Prospectus. Any such statement so modified or superseded shall not be deemed, except as so modified or replaced, to constitute a part of this Prospectus.

                  INDEMNIFICATION OF DIRECTORS AND OFFICERS

       Part 9 of the Utah Revised Business Corporation Act (Utah Code Ann.
Section 16-10a-901, et seq.) authorizes the Company to indemnify its directors and officers under specified circumstances. The bylaws of the Company provide that the Company shall indemnify, to the extent permitted by Utah law, its directors and officers against liabilities (including expenses, judgments and settlements) incurred by them in connection with any actual or threatened action, suit or proceeding to which they are or may become parties and which arises out of their activities as directors or officers.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

                                   PART II
                   INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.      Other Expenses of Issuance and Distribution.

       The following is an itemization of all expenses (subject to future contingencies) incurred or to be incurred by the Registrant in connection with the issuance and distribution of the shares of Common Stock of the Registrant being offered hereby. All expenses are estimated.

       Registration and filing fee*               $   500.00
       Accounting fees and expenses*                4,000.00
       Legal fees and expenses*                    15,000.00
       Nasdaq listing fee*                          2,500.00
                                                  ----------
       Total*                                     $22,000.00


* These expenses are estimated only. Does not include expenses relating to the sales of the securities when and as they may occur, which expenses are the sole responsibility of the Selling Shareholders and may include, but are not limited to transfer agent fees, printing and engraving fees, postage, commissions, taxes, etc.

Item 15.      Indemnification of Directors and Officers.

       Section 16-10a-901 of the Utah Revised Business Corporation Act and the Registrant's Bylaws under certain circumstances provide for the limitation of liability and indemnification of the Registrant's directors against liabilities which they may incur in the course of acting in such capacity.

       In general, under these provisions, any officer or director may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, as a result of such relationship, except in relation to matters in which such person is adjudged to be liable for his own negligence or intentional misconduct in the performance of his duty.

       Indemnification may also be granted pursuant to the terms of agreements which may be entered into in the future or pursuant to a vote of shareholders or directors. This indemnification is in addition to any other right of the indemnified person under any such contract or any law, bylaw, agreement, vote of shareholders or otherwise.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

       In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16.      Exhibits

       Exhibits not filed with this Amendment were previously filed or will be filed by future amendment.

Number                       Description

  4.1                        Form of Oxycare Warrant
  4.2                        Form of Bridge Warrant
  5                          Opinion re: legality
 23.1                        Consent of Independent Public Accountants
                             (Arthur Andersen & Co.)
 23.2                        Consent of Independent Public Accountants
                             (Bradshaw, Smith & Co.)
 23.3                        Consent of counsel (included in Exhibit 5)
 24                          Powers of Attorney (included on Signature Page)

Item 17.      Undertakings.

       The undersigned Registrant hereby undertakes that it will:

              (1) File, during any period in which offers or sales are being made hereunder, a post-effective amendment to include any additional or changed material information on the plan of distribution.

              (2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

              (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                      SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah on June 25, 1996.

MEDMARCO, INC.


By:   /s/ THOMAS O. BUSHELL
     ------------------------------------
     Thomas O. Bushell, President and CEO


                                   POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas O. Bushell and William V. Trowbridge and each of them his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution for him and in his name, place and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement Amendment has been signed by the following persons in the capacities and on the dates indicated.

       Signature                           Title                       Date


/s/ THOMAS O. BUSHELL
- ---------------------------
Thomas O. Bushell                   President/CEO and Director         6/25/96


/s/ JAMES C. McNEESE
- ---------------------------
James C. McNeese                    Chairman of the Board              6/25/96


/s/ WILLIAM V. TROWBRIDGE
- ---------------------------
William V. Trowbridge               Chief Financial Officer            6/25/96


/s/ CHARLES W. McLAUGHLIN
- ---------------------------
Charles W. McLaughlin               Director                           6/25/96